Exhibit 10.10

AMENDMENT #2

This amendment of lease is made on October 01, 2009 between SUNTREE GARDENS, LLC (“Lessor”) and SORRENTO THERAPEUTICS, INC., A CALIFORNIA CORPORATION. (“Lessee”).

I.	RECITALS – This amendment of lease is made with reference to the following facts and objectives:

A.	The original lease between a Sorrento Therapeutics, Inc., a California Corporation (Tenant) and, SUNTREE GARDEN, LLC (Landlord) made and entered into that certain Lease effective as of July 28, 2009 (“Original Lease”), and amended on August 1, 2009 (“First Amendment”), relating to the Premises located in the Building at 6042 Cornerstone Court West, San Diego, CA 92121

B.	The parties to the lease desire to amend the lease to extend the termination date.

C.	Now, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree and modify the lease as follows:

II.

REVISION OF LEASE TERM: Lease shall be revised to show a commencement date of October 1, 2009, and ending on September 30, 2014. Tenant took occupancy of the suite on September 28, 2009, and will be responsible for the 28th, 29th, and 30th of September for rent and CAM.

III.	BASE RENT: Base rent will be as follows:

October 1, 2009 – September 30, 2010	$6,904.04
October 1, 2010 – September 30, 2011	$7,111.12
October 1, 2011 – September 30, 2012	$7,318.24
October 1, 2012 – September 30, 2013	$7,525.36
October 1, 2013 – September 30, 2014	$7,732.48

IV.	EFFECTIVENESS OF LEASE: Except as set forth in this executed amendment to the Lease, all other terms and conditions of the Original Lease, as amended (First Amendment), between the parties described above shall continue in full of force and effect.

In witness thereof, the parties hereto execute this agreement on the dates indicated below:

Lessor		Lessee

SUNTREE GARDEN, LLC.		SORRENTO THERAPEUTICS, Inc., a California Corporation

By:	/s/ David Dwen	By:	/s/ Antonius Schuh

Title:	Managing Member	Title:	CEO

Date:	10/6/09	Date:	10/6/09